Exhibit 4.1

FORM OF FACE OF SECURITY

[GLOBAL SECURITY LEGEND]

THIS SECURITY IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

CUSIP No.

ISIN

Verisk Analytics, Inc.

4.125% SENIOR NOTES DUE 2029

No. $_______________

As revised by the

Schedule of Increases or

Decreases attached

hereto

Interest. Verisk Analytics, Inc., a Delaware corporation (herein called the “Company”), for value received, hereby promises to pay to                 , or registered assigns, the principal sum of                United States dollars (U.S.$                ), as revised by the Schedule of Increases or Decreases attached hereto, on March 15, 2029 and to pay interest thereon from                 or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually in arrears on March 15 and September 15 in each year, commencing September 15, 2019, at the rate of 4.125% per annum, until the principal hereof is paid or made available for payment. Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Method of Payment. The interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in the Indenture (as defined on the reverse hereof), be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the relevant record date for such interest, which shall be March 1 or September 1, as the case may be, next preceding such interest payment date.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Authentication. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

VERISK ANALYTICS, INC.

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities designated therein referred to in the within-mentioned Indenture.

Date of authentication:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

FORM OF REVERSE OF SECURITY

Indenture. This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of March 6, 2019, as supplemented by a First Supplemental Indenture dated as of March 6, 2019 (as so supplemented, herein called the “Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is initially limited in aggregate principal amount to $400,000,000.

Optional Redemption. At any time and from time to time prior to December 15, 2028 the Company may redeem the Securities, at its option, in whole or in part, upon not less than 10 nor more than 60 days’ notice at a redemption price equal to the greater of: (i) 100% of the principal amount of the Securities to be redeemed; and (ii) the sum of (a) the present values of the Remaining Scheduled Payments (as defined below) of the Securities to be redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus (b) 25 basis points; in each case, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of redemption. Furthermore, at any time and from time to time on or after December 15, 2028, the Company may redeem the Securities, at its option, in whole or in part, upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued interest, if any, thereon to, but excluding, the date of redemption. Notwithstanding the foregoing, the principal amount of a Security remaining outstanding after redemption in part will be $2,000 or an integral multiple of $1,000 in excess thereof. If the date of redemption is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Security is registered at the close of business on such interest record date, and no additional interest is payable to holders whose Securities will be subject to redemption by the Company. Unless the Company defaults in payment of the redemption price, on and after the date of redemption, interest shall cease to accrue on the Securities or the portions thereof called for redemption.

For purposes of determining the optional redemption price, the following definitions are applicable:

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

“Comparable Treasury Price” means, with respect to any date of redemption, the Reference Treasury Dealer Quotations for that date of redemption.

“Independent Investment Banker” means the Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means each of HSBC Securities (USA) Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective successors and two other nationally recognized investment banking firms that are primary U.S. Government securities dealers (a “Primary Treasury Dealer”) specified from time to time by the Company so long as the entity is a primary U.S. Government securities dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding that date of redemption, after excluding the highest and lowest of such quotations, unless the Company obtains fewer than four such quotations, in which case the average of all of such quotations.

“Remaining Scheduled Payments” means, with respect to the Securities to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related date of redemption therefor; provided, however, that, if that date of redemption is not an interest payment date with respect to such Securities, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to that date of redemption.

“Treasury Rate” means, with respect to any date of redemption, the rate per annum equal to the semi-annual equivalent yield to maturity, computed as of the third Business Day immediately preceding that date of redemption, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that date of redemption.

Notice of any redemption will be mailed by first-class mail (or otherwise transmitted in accordance with DTC procedures) at least 10 days but not more than 60 days before the date of redemption to each holder of Securities to be redeemed. If less than all the Securities are to be redeemed, the Securities to be redeemed shall be selected by the Trustee not more than 60 days before the date of redemption by such method as the Trustee deems fair and appropriate and in accordance with the procedures of the Depositary.

Except as set forth above, the Securities will not be redeemable by the Company prior to maturity and will not be entitled to the benefit of any sinking fund.

Defaults and Remedies. If an Event of Default with respect to Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

Amendment, Modification and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the holders of a majority in aggregate principal amount of the Securities at the time outstanding to be affected. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities at the time outstanding, on behalf of the holders of all such Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Security shall be conclusive and binding upon such holder and upon all future holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Restrictive Covenants. The Indenture contains customary limitations that restrict the Company’s ability to merge, consolidate or sell substantially all of its assets, place liens on its property or assets and engage in sale/leaseback transactions. Upon a Change of Control Repurchase Event (as defined in the Indenture), a holder of Securities will have the right, subject to certain terms and conditions specified in the Indenture, to cause the Company to repurchase all or any part of such Securities of such holder at a purchase price equal to 101% of the principal amount of such Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase.

Denominations, Transfer and Exchange. The Securities are issuable only in registered form without coupons in denominations of $2,000 and in integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of like tenor of a different authorized denomination, as requested by the holder surrendering the same.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the Registrar accompanied by a written request for transfer in form satisfactory to the Company and the Registrar duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Persons Deemed Owners. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Miscellaneous. The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules thereof.

All terms used in this Security and not defined herein shall have the meanings assigned to them in the Indenture.

SCHEDULE OF INCREASES OR DECREASES

The following increases or decreases in this Security have been made:

Date of Exchange	Amount of increase in Principal Amount of this Security	Amount of decrease in Principal Amount of this Security	Principal Amount of this Security following each decrease or increase	Signature of authorized signatory of Trustee

FORM OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.03 (Change of Control) of the Supplemental Indenture, check the box:

☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.03 of the Supplemental Indenture, state the amount:

$

Date:                                                                           Your Signature:

(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

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